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                                                                   EXHIBIT 23.4


           CONSENT OF ZARLEY, MCKEE, THOMTE, VOORHEES & SEASE, P.L.C.
                                 PATENT COUNSEL


January 2, 1997

Transcrypt International, Inc.
4800 NW First Street
Lincoln, Nebraska 68521


Dear Sirs:

        As patent counsel for Transcrypt International, Inc. (the "Company"), we have reviewed and approve of the reference to the legal opinion of this firm appearing under the caption "Business--Intellectual Property" in the Registration Statement on Form S-1, as amended (File No. 333-014351), and related Prospectus filed by the Company with the Securities and Exchange Commission, and we hereby consent to the reference to our firm under the caption "Experts" of such Registration Statement and Prospectus.

                        /s/ ZARLEY, MCKEE, THOMTE, VOORHEES & SEASE, P.L.C.

                        Des Moines, Iowa